UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue

Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 30, 2009, the Federal Home Loan Bank of Boston (the Bank) sent an e-mail communication to members regarding steps that are being taken to help the Bank return to profitability. These include steps to increase revenue, such as enhanced product offerings, and steps to reduce costs, which the Bank anticipates will result in overall savings of approximately $3 million annually. These steps are further detailed in the e-mail to members, which is included as Exhibit 99.1 to this report.

The information in this Item 7.01 and contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This report, including the information in Exhibit 99.1, includes forward-looking statements based on the Bank’s expectations as of the date hereof.  The words “will allow us”, “we will”, “the Bank will”, “estimates”, “we expect”, “we plan”, “anticipates”, “hopes” and similar statements are used in this notification to identify such forward-looking statements.  The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the risk factors set forth in the Bank’s periodic filings with the Securities and Exchange Commission, regulatory changes, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment spreads on mortgage assets.  The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank and assumes no obligation to do so.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number

99.1 E-mail sent to members of the Bank on September 30, 2009.

2

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: September 30, 2009	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz
Executive Vice President and Chief Financial Officer

3